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                                                                   Exhibit 5(b)

                                 PIPER & MARBURY
                                     L.L.P.
                          1200 NINETEENTH STREET, N.W.
                           Washington, D.C. 20036-2430
                                  202-861-3900
                               FAX: 202-223-2085                 BALTIMORE
                                                                  NEW YORK
                                                                PHILADELPHIA
                                                                   EASTON


                          April 3, 1997


Constellation Energy Corporation
c/o David A. Brune
Baltimore Gas and Electric Company
39 West Lexington Street
Baltimore, Maryland  2l201

             Re:  Registration Statement on Form S-3
                  ----------------------------------

Dear Sirs:

     We have acted as counsel to Constellation Energy Corporation, (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of 10 million shares of the Company's Common Stock, no par value (the "Common Shares"). The Common Shares will be issued in connection with and pursuant to the Company's Common Stock Shareholder Investment Plan (the "Plan). The Common Shares are being registered on Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission"). The Plan is filed as part of the Registration Statement.

     We have reviewed the Company's Amended and Restated Articles of Incorporation (the "Charter"), and its by-laws (the "By-Laws"), which we have been advised will be effective as of the effective time of the merger among Baltimore Gas and Electric Company, Potomac Electric Power Company and the Company. We have reviewed the Registration Statement and the Plan and have examined and relied upon such corporate records of the Company and other documents and certificates as to factual matters as we have deemed necessary or appropriate for the purpose of rendering the opinion expressed herein. We have assumed, without independent verification, the genuineness of the signatures on and the authenticity of all documents furnished to us by the Company.

     Based  upon the foregoing, we are of the opinion and  advise you  that  the Common Shares have been duly authorized and,  when
issued   and  paid  for  pursuant  to  the  Plan  in  the  manner


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Constellation Energy Corporation
April 3, 1997
Page 2

contemplated by the Registration Statement, will have been validly and legally issued and will be fully paid and non-assessable.

     The opinion expressed herein concerns only the effect of the law (excluding the principles of conflicts of law) of the Commonwealth of Virginia and the United States of America.

     This opinion is provided solely for your benefit and may not be relied upon by, or quoted to, any other person or entity, in whole or in part, without our prior written consent except that Donna M. Levy may rely upon this opinion in rendering her opinion to you dated today regarding the Common Shares.

     We  hereby  consent to the filing of this opinion  with  the
Securities and Exchange Commission as an Exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus and any amendments thereto.

                                   Very truly yours,

                                  /s/ PIPER & MARBURY L.L.P.